Exhibit 1.01

Conflict Minerals Report of The Home Depot, Inc.
for the Calendar Year Ended December 31, 2020

This is the Conflict Minerals Report (“CMR”) of The Home Depot, Inc. for the reporting period from January 1 to December 31, 2020, in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). When we refer to “The Home Depot,” the “Company,” “we,” “us” or “our” in this report, we are referring to The Home Depot, Inc. and its consolidated subsidiaries.

Overview

This CMR provides a description of the measures that The Home Depot has taken to determine the origin of the gold, tantalum, tin and tungsten (“conflict minerals” or “3TG”) that were necessary to the functionality or production of products that the Company contracted to manufacture in 2020. The products that we contracted to manufacture (the “Covered Products”) during the reporting period are: Flooring, Paint, Hardware, Tools, Electrical/Lighting, Indoor Garden, Outdoor Garden, Appliances, Kitchen and Bath, and Décor/Storage.

Notwithstanding our due diligence process described herein, we are unable to determine the source of all conflict minerals that are necessary to the functionality or production of the Covered Products or whether these conflict minerals directly or indirectly financed or benefited armed groups in the Democratic Republic of the Congo and adjoining countries (the “Covered Countries”).

Reasonable Country of Origin Inquiry

Introduction
We engaged a third-party service provider to assist us with data collection and aggregation. Together, we worked with our suppliers to collect information about the presence and sourcing of 3TG used in the Covered Products. Information regarding the presence of 3TG in a supplier’s products and the source of such 3TG, if present, was collected and stored using an online platform that utilized the Conflict Minerals Reporting Template (the “Template”) developed by the Responsible Minerals Initiative (“RMI”, formerly known as the Conflict-Free Sourcing Initiative), which was founded by members of the Responsible Business Alliance and the Global e-Sustainability Initiative.

Products in Scope
We compiled a list of all Covered Products and worked with our third-party service provider to determine which Covered Products were in scope for potential use of 3TG and therefore required a Reasonable Country of Origin Inquiry (“RCOI”).

Supplier Engagement
We identified the suppliers with whom we contract directly (“Tier 1 Suppliers”) for the in-scope Covered Products and contacted them as a part of the RCOI process.

The RCOI began with an introduction email from us to the Tier 1 Suppliers describing our Conflict Minerals Compliance Program (the “CMCP”) requirements. The Tier 1 Suppliers then were sent a follow-up email containing registration information and a request to complete the Template and were directed to a Conflict Minerals Supplier Resource Center. The Conflict Minerals Supplier Resource Center provides an educational primer on the CMCP and includes frequently asked questions concerning 3TG mineral tracing.

Non-responsive Tier 1 Suppliers received several follow-up contacts to encourage completion of the Template. The Tier 1 Suppliers that remained non-responsive were contacted and offered assistance. This assistance included, but was not limited to, further information about the CMCP, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the required information could be provided. Tier 1 Suppliers who failed to respond to our earlier contacts received a re-invitation to the platform. They were also contacted by our managers who maintain direct relationships with these suppliers and were further urged to respond in a timely manner.

Due Diligence Program Design
Following completion of the RCOI, we proceeded to the due diligence process to determine the source of any 3TG in the Covered Products. We conducted a due diligence process based on the Organization for Economic Cooperation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1 (the “OECD Guidance”).
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1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2016; http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf.

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. This framework consists of the following elements:
1.Establish strong company management systems (“Step One”);
2.Identify and assess risk in the supply chain (“Step Two”);
3.Design and implement a strategy to respond to identified risks (“Step Three”);
4.Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain (“Step Four”); and
5.Report on supply chain due diligence (“Step Five”).

Due Diligence Program Execution

Consistent with the framework above and in furtherance of our Conflict Minerals due diligence for 2020, we performed the following measures:

OECD Guidance Step One: Establish strong company management systems

(a)We maintained a policy relating to conflict minerals in our supply chain (“Conflict Minerals Policy”). Our Conflict Minerals Policy is publicly available at https://corporate.homedepot.com/conflictminerals. It states:

The Home Depot Conflict Minerals Policy

The Home Depot is committed to ensuring compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to trade in conflict minerals.

The conflict minerals law was enacted to address the exploitation and trade of certain minerals that contribute to violence and human rights abuses in the Democratic Republic of the Congo and its neighboring countries in Africa (“Covered Countries”). The law requires public companies to report to the U.S. Securities and Exchange Commission and disclose information annually about whether the defined conflict minerals – gold, columbite-tantalite (tantalum), cassiterite (tin), and wolframite (tungsten) – are necessary to the functionality or production of products they manufacture or contract to manufacture, and, if so, whether those conflict minerals are sourced from smelters or refiners that have been certified as “DRC conflict free”.

The Home Depot is committed to the responsible sourcing of materials for our products, and we expect that our suppliers are likewise committed to responsible sourcing. We expect all suppliers manufacturing our products to partner with us to provide appropriate information and conduct necessary due diligence in order to facilitate our compliance with the conflict minerals law. We further expect all suppliers manufacturing our products to adopt sourcing practices to obtain products and materials from suppliers not involved in funding conflict in the Covered Countries.

The Home Depot provides a Supplier AlertLine for the exclusive use of suppliers to report violations of company policies, including the Conflict Minerals Policy. Suppliers may contact the Supplier AlertLine at THDsupplieralertline.com or by using the following toll-free numbers:
iUnited States and Canada: 1-800-435-3152
iiMexico: 001-888-765-8153
iiiChina: 400-8-801-045
iIndia: (Access Code) 000-117, (Dial) 800-435-3152
iiVietnam: (Access Code) 1-201-0288, (Dial) 800-435-3152

(b)We continued to include the Conflict Minerals Policy in our current Supplier Buying Agreement.

OECD Guidance Step Two: Identify and assess risk in the supply chain

(a)After completion of the RCOI, as described above, Tier 1 Suppliers who indicated that 3TG was necessary to the functionality or production of Covered Products supplied to us were asked to provide information through the Template regarding the sourcing and origin of the 3TG (i.e., the 3TG smelters or refiners, or “SORs”). To the extent applicable, where a Tier 1 Supplier did not provide detailed information about the SORs in its supply chain, we contacted the applicable suppliers of the Tier 1 Suppliers (“Tier 2 Suppliers”), and subsequent tiers of suppliers as needed to obtain the necessary information, using the contact procedures explained above. Collectively, the Tier 1 Suppliers, Tier 2 Suppliers and any suppliers working backward from the Tier 2 Suppliers are referred to in this report as “Suppliers”.

(b)Based on information provided by the Suppliers, we used the following criteria to determine which Covered Products that contained 3TG necessary to the functionality or production of such product to include in the due diligence process:

i.The Suppliers reported sourcing from the Covered Countries;
ii.The SOR data indicated sourcing from a mine located in the Covered Countries;
iii.The SOR reportedly sourced from a mine located in the Covered Countries (based on information contained within the third-party service provider’s system, from independent certification programs, or from internet research/available public reports);

iv.There was an indication that the SOR sourced from a Covered Country or a country that is known for smuggling or exporting 3TG out of a Covered Country; or
v.Information provided about a SOR indicated the origin of the materials was not from a known reserve for the given metal.

(c)We evaluated the responses we received from Suppliers. Suppliers were contacted to address issues, including: implausible statements regarding no presence of 3TG; incomplete data on their Templates; responses that did not identify SORs; responses that indicated sourcing location without complete supporting information from the supply chain; and organizations that were identified as SORs, but not verified as such through further analysis and research.

(d)When SOR data was obtained, we used the existing SOR database of our third-party service provider, the RMI’s list of SORs, internet research, and other resources (e.g., government databases and industry and trade organization lists) to verify whether entities identified as SORs are actually 3TG SORs. Where we found that an entity named as a SOR was not directly involved in the smelting or recycling of the relevant metal, the Supplier that provided this information was contacted to attempt to obtain additional information about the origin of the materials or information about its direct suppliers. If contact information was provided, or could be obtained, for the entity listed as a SOR, the listed entity was also contacted to obtain additional information about the origin of materials used. We also investigated Supplier statements that a SOR did not source from the Covered Countries when the stated sourcing location (country of mine origin) was not a known reserve for the given metal.

OECD Guidance Step Three: Design and implement a strategy to respond to identified risks

(a)We reported the findings of our supply chain risk assessment as outlined in this CMR to our General Counsel and supply chain senior leadership.

(b)We took such risk mitigation efforts as we deemed to be appropriate based on the findings of our supply chain risk assessment. These risk mitigation efforts were determined by taking into account the particular facts, circumstances and risks identified with respect to our supply chain over the course of 2020.

(c)To mitigate the risk that our necessary 3TG benefit armed groups, we intend to engage in the additional measures discussed under “Addressing Identified Risks” below.

OECD Guidance Step Four: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

In connection with our due diligence, we utilized information made available by the RMI (which administers the Responsible Minerals Assurance Process), the London Bullion Market Association (“LBMA”), and the Responsible Jewellery Council (“RJC”) concerning independent third-party audits of smelters and refiners.

OECD Guidance Step 5: Report on supply chain due diligence

We filed a Form SD and this Conflict Minerals Report with the Securities and Exchange Commission and made available on our website this Conflict Minerals Report and the Form SD.

Summary of Findings

A total of 91 Tier 1 Suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process. The response rate among these Suppliers was one hundred percent (100%). Thirty-two percent (32%) of the Suppliers indicated one or more of the conflict minerals as necessary to the functionality or production of the Covered Products.

Based on the information provided by our Tier 1 Suppliers and our own due diligence efforts with known smelters and refiners through December 31, 2020, we believe that the facilities that may have been used to process the conflict minerals in the Covered Products include the 304 SORs listed in Annex I, nine of which are listed in Annex I for processing multiple different metals. Based on review of certain SOR databases, there was an indication of sourcing from the Covered Countries for 49 out of the 304 uniquely identified SORs. Of the 49 SORs with an indication of sourcing in the Covered Countries, 49 were certified as DRC Conflict Free by either the RMI, LBMA or RJC.

In 2020, we were successful in obtaining a 100% survey response rate from our Tier 1 Suppliers. However, a small number of our Suppliers below the Tier 1 level were unable to complete chain-of-custody surveys back to the level of the SORs. As a result, we do not have sufficient information to conclusively determine whether any 3TG originating in the Covered Countries was included in our Covered Products and, if so, whether the 3TG was from recycled or scrap sources, and whether or not these conflict minerals directly or indirectly financed or benefited armed groups in the Covered Countries. Based on the information provided by our Tier 1 Suppliers and SORs, as well as from the RMI and other sources, however, we believe that the countries of origin of the conflict minerals contained in our Covered Products include the countries listed in Annex II below, as well as recycled and scrap sources.

Addressing Identified Risks

In 2020, our efforts continued to be focused on collecting and disseminating information from our Tier 1 Suppliers on their sourcing practices using the Template and creating a database for that information. In 2020, as part of its annual assessment of products in scope, the Company continued to exclude any supplier of products where the supplier merely affixed Company brands, trademarks, logos, or labels to generic products manufactured by a third party, as permitted by Securities and Exchange Commission guidance. While the total number of Tier 1 Suppliers increased to 91 in 2020, from 71 in 2019, the number of SORs with an indication of sourcing in the Covered Countries that were not certified as DRC conflict free decreased from one to zero.

In the 2021 reporting year, we will continue our Supplier engagement process with an aim to decrease the number of Covered Products with 3TG of indeterminate origin. We expect that our 2021 efforts will include:

•Reviewing and updating the list of Covered Products and associated Tier 1 Suppliers designated as in-scope as needed;
•Re-engaging each in-scope Tier 1 Supplier to verify and update sourcing information as needed; and
•Continuing to work with Suppliers to gain information about supply chain actors closer upstream to the smelter or refiner to facilitate the exchange of information on the origin of 3TG.

We intend to undertake the following steps during the 2021 reporting year to further mitigate the risk that our Covered Products contain conflict minerals that benefit armed groups in the Covered Countries:

•Continuing to engage with Tier 1 Suppliers to obtain current, accurate and complete information about the supply chain;
•Encouraging Tier 1 Suppliers to implement responsible sourcing and to encourage their smelters and refiners to obtain a “conflict-free” certification from an independent, third-party auditor; and
•Engaging in industry initiatives encouraging “conflict-free” supply chains.

ANNEX I

Metal	Smelter or Refiner Name
Gold	8853 S.p.A.*
Tungsten	A.L.M.T. TUNGSTEN Corp.*
Gold	Abington Reldan Metals, LLC
Tungsten	ACL Metais Eireli*
Gold	Advanced Chemical Company*
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.*
Gold	Al Etihad Gold Refinery DMCC*
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*
Tin	Alpha*
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*
Tin	An Vinh Joint Stock Mineral Processing Company
Gold	Argor-Heraeus S.A.*
Gold	Asahi Pretec Corp.*
Gold	Asahi Refining Canada Ltd.*
Gold	Asahi Refining USA Inc.*
Gold/Tantalum	Asaka Riken Co., Ltd.*
Tungsten	Asia Tungsten Products Vietnam Ltd.*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners*
Gold	Aurubis AG*
Gold	Bangalore Refinery*
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Gold	Boliden AB*
Gold	C. Hafner GmbH + Co. KG*
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation*
Gold	Cendres + Metaux S.A.*
Gold	CGR Metalloys Pvt Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*
Gold	Chimet S.p.A.*
Tungsten	China Molybdenum Co., Ltd.*
Tin	China Tin Group Co., Ltd.*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*
Gold	Chugai Mining*
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tin	CV Ayi Jaya*
Tin	CV Venus Inti Perkasa*
Gold	Daye Non-Ferrous Metals Mining Ltd.*
Tantalum	D Block Metals, LLC*

Metal	Smelter or Refiner Name
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	DODUCO Contacts and Refining GmbH*
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Gold/Tin	Dowa*
Gold	DS PRETECH Co., Ltd.*
Gold	DSC (Do Sung Corporation)*
Gold	Eco-System Recycling Co., Ltd. East Plant*
Gold	Eco-System Recycling Co., Ltd. North Plant*
Gold	Eco-System Recycling Co., Ltd. West Plant*
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Gold	Emirates Gold DMCC*
Tin	EM Vinto*
Tin	Estanho de Rondonia S.A.*
Tantalum	Exotech Inc.*
Tantalum	F&X Electro-Materials Ltd.*
Tin	Fenix Metals*
Gold	Fidelity Printers and Refiners Ltd.
Tantalum	FIR Metals & Resource Ltd.*
Gold	Fujairah Gold FZC
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation*
Tin	Geiju City Fuxiang Industry and Trade Co., Ltd.
Tin	Geiju Fengming Metallurgy Chemical Plant*
Tin	Gejiu Kai Meng Industry and Trade LLC*
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.*
Tantalum	Global Advanced Metals Aizu*
Tantalum	Global Advanced Metals Boyertown*
Tungsten	Global Tungsten & Powders Corp.*
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*
Gold	Guangdong Jinding Gold Limited
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*

Metal	Smelter or Refiner Name
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH*
Tantalum	H.C. Starck Inc.*
Tungsten	H.C. Starck Tungsten GmbH*
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*
Gold	Heraeus Metals Hong Kong Ltd.*
Gold	Heraeus Precious Metals GmbH & Co. KG*
Tin	HuiChang Hill Tin Industry Co., Ltd.*
Tin	Huichang Jinshunda Tin Co., Ltd.*
Gold	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.*
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*
Gold	HwaSeong CJ CO., LTD.
Tungsten	Hydrometallurg, JSC*
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.*
Gold	Istanbul Gold Refinery*
Gold	Italpreziosi*
Gold	Japan Mint*
Tungsten	Japan New Metals Co., Ltd.*
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*
Gold	Jiangxi Copper Co., Ltd.*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.*
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*
Tantalum	Jiangxi Tuohong New Raw Material*
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Tantalum	Jiujiang Tanbre Co., Ltd.*
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*
Tungsten	JSC “Kirovgrad Hard Alloys Plant”*
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed*
Gold	JX Nippon Mining & Metals Co., Ltd.*
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc*

Metal	Smelter or Refiner Name
Tantalum	KEMET Blue Metals*
Tungsten	Kennametal Fallon*
Tungsten	Kennametal Huntsville*
Gold	Kennecott Utah Copper LLC*
Tungsten	KGETS CO., LTD.*
Gold	KGHM Polska Miedz Spolka Akcyjna*
Gold	Kojima Chemicals Co., Ltd.*
Gold	Korea Zinc Co., Ltd.*
Gold	Kyrgyzaltyn JSC*
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L’azurde Company For Jewelry
Tungsten	Lianyou Metals Co., Ltd.*
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L’Orfebre S.A.*
Tantalum	LSM Brasil S.A.*
Gold	LS-NIKKO Copper Inc.*
Gold	LT Metal Ltd.*
Tin	Luna Smelter, Ltd.*
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.*
Tin	Magnu’s Minerais Metais e Ligas Ltda.*
Tin	Malaysia Smelting Corporation (MSC)*
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*
Gold	Marsam Metals*
Tungsten	Masan Tungsten Chemical LLC (MTC)*
Gold	Materion*
Gold	Matsuda Sangyo Co., Ltd.*
Tin	Melt Metais e Ligas S.A.*
Tin	Metallic Resources, Inc.*
Tin	Metallo Belgium N.V.*
Tin	Metallo Spain S.L.U.*
Tantalum	Metallurgical Products India Pvt., Ltd.*
Gold	Metalor Technologies (Hong Kong) Ltd.*
Gold	Metalor Technologies (Singapore) Pte., Ltd.*
Gold	Metalor Technologies (Suzhou) Ltd.*
Gold	Metalor Technologies S.A.*
Gold	Metalor USA Refining Corporation*
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*
Tantalum	Meta Materials*
Tantalum/Tin	Minercao Taboca S.A.*
Tin	Minsur*
Gold/Tin	Mitsubishi Materials Corporation*
Gold/Tantalum	Mitsui Mining and Smelting Co., Ltd.*
Gold	MMTC-PAMP India Pvt., Ltd.*
Gold/Tin	Modeltech Sdn Bhd

Metal	Smelter or Refiner Name
Tungsten	Moliren Ltd.*
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant*
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*
Gold	Navoi Mining and Metallurgical Combinat
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Gold	NH Recytech Company
Tungsten	Niagra Refining LLC*
Gold	Nihon Material Co., Ltd.*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*
Tantalum	NPM Silmet AS*
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*
Tin	O.M. Manufacturing Philippines, Inc.*
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*
Gold	Ohura Precious Metal Industry Co., Ltd.*
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*
Gold	OJSC Novosibirsk Refinery*
Tin	Operaciones Metalurgicas S.A.*
Gold	PAMP S.A.*
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Tungsten	Philippine Chuangxin Industrial Co., Inc.*
Gold	Planta Recuperadora de Metales SpA*
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Gold	Prioksky Plant of Non-Ferrous Metals*
Gold	PT Aneka Tambang (Persero) Tbk*
Tin	PT Aries Kencana Sejahtera*
Tin	PT Artha Cipta Langgeng*
Tin	PT ATD Makmur Mandiri Jaya*
Tin	PT Babel Inti Perkasa*
Tin	PT Babel Surya Alam Lestari*
Tin	PT Bangka Serumpun*
Tin	PT Bukit Timah*
Tin	PT Lautan Harmonis Sejahtera*
Tin	PT Menara Cipta Mulia*
Tin	PT Mitra Stania Prima*
Tin	PT Mitra Sukses Globalindo
Tin	PT Prima Timah Utama*
Tin	PT Rajawali Rimba Perkasa*
Tin	PT Rajehan Ariq*
Tin	PT Refined Bangka Tin*
Tin	PT Stanindo Inti Perkasa*
Tin	PT Timah Tbk Kundur*
Tin	PT Timah Tbk Mentok*

Metal	Smelter or Refiner Name
Tin	PT Tinindo Inter Nusa*
Gold	PX Precinox S.A.*
Gold	QG Refining, LLC
Tantalum	QuantumClean*
Gold	Rand Refinery (Pty) Ltd.*
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.*
Tantalum/Tin	Resind Industria e Comercio Ltda.*
Gold	Royal Canadian Mint*
Tin	Rui Da Hung*
Gold	SAAMP*
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A*
Gold	SAFINA A.S.*
Gold	Sai Refinery
Gold	Samduck Precious Metals*
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH*
Gold	SEMPSA Joyeria Plateria S.A.*
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*
Gold	Sichuan Tianze Precious Metals Co., Ltd.*
Gold	Singway Technology Co., Ltd.*
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*
Tin	Soft Metais Ltda.*
Gold	Solar Applied Materials Technology Corp.*
Tantalum	Solikamsk Magnesium Works OAO*
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.*
Gold	SungEel HiMetal Co., Ltd.*
Tin	Super Ligas
Gold	T.C.A S.p.A*
Tantalum	Taki Chemical Co., Ltd.*
Gold	Tanaka Kikinzoku Kogyo K.K.*
Tantalum	TANIOBIS Co., Ltd.*
Tantalum	TANIOBIS GmbH*
Tantalum	TANIOBIS Japan Co., Ltd.*
Tungsten/Tantalum	TANIOBIS Smelting GmbH & Co. KG*
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*
Tantalum	Telex Metals*
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*
Tin	Thaisarco*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*

Metal	Smelter or Refiner Name
Tin	Tin Technology & Refining*
Gold	Tokuriki Honten Co., Ltd.*
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn*
Gold	Torecom*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tantalum	Ulba Metallurgical Plant JSC*
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand*
Gold	Umicore S.A. Business Unit Precious Metals Refining*
Tungsten	Unecha Refractory Metals Plant*
Gold	United Precious Metal Refining, Inc.*
Gold	Valcambi S.A.*
Gold	Western Australian Mint (T/a The Perth Mint)*
Tin	White Solder Metalurgia e Mineracao Ltda.*
Gold	WIELAND Edelmetalle GmbH*
Tungsten	Wolfram Bergbau und Hutten AG*
Tungsten	Woltech Korea Co., Ltd.*
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*
Tungsten	Xiamen Tungsten Co., Ltd.*
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tantalum	XinXing Haorong Electronic Material Co., Ltd.*
Gold	Yamakin Co., Ltd.*
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*
Gold	Yokohama Metal Co., Ltd.*
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*
Gold	Yunnan Copper Industry Co., Ltd.
Tin	Yunnan Tin Company Limited*
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*

*Smelter or refiner certified by the RMI, LBMA or RJC

ANNEX II
Countries of Origin

Angola	Argentina
Armenia	Australia
Austria	Belarus
Belgium	Bermuda
Bolivia	Brazil
Burundi	Cambodia
Canada	Central African Republic
Chile	China
Colombia	Congo (Brazzaville)
Czech Republic	Djibouti
DRC - Congo (Kinshasa)	Ecuador
Egypt	Estonia
Ethiopia	Finland
France	Germany
Ghana	Guinea
Guyana	Hong Kong
Hungary	India
Indonesia	Ireland
Israel	Italy
Ivory Coast	Japan
Jersey	Kazakhstan
Kenya	Korea, Republic of
Kyrgyzstan	Laos
Luxembourg	Madagascar
Malaysia	Mali
Mexico	Mongolia
Morocco	Mozambique
Myanmar	Namibia
Netherlands	New Zealand
Niger	Nigeria
Papua New Guinea	Peru
Philippines	Poland
Portugal	Russian Federation
Rwanda	Saudi Arabia
Sierra Leone	Singapore
Slovakia	South Africa
South Sudan	Spain
Suriname	Sweden
Switzerland	Taiwan
Tajikistan	Tanzania
Thailand	Turkey
Uganda	United Arab Emirates
United Kingdom	United States
Uzbekistan	Vietnam
Zambia	Zimbabwe